UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 11, 2007

ANAVEX LIFE SCIENCES CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-122005

(Commission File Number)

N/A

(IRS Employer Identification No.)

Suite 101 – 4837 Canyon Ridge Crescent, Kelowna, British Columbia, V1W 4A1, Canada

(Address of principal executive offices and Zip Code)

(250) 764-9701

Registrant’s telephone number, including area code

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 11, 2007, we entered into a Shares for Service and Subscription Agreement with Eurogenet Labs SA, wherein we agreed to issue to Eurogenet Labs 222,222 shares of our common stock as consideration for services rendered by Eurogenet Labs in the amount of $800,000.

Item 3.02	Unregistered Sales of Equity Securities

On September 11, 2007, we issued 222,222 shares of our common stock as payment for services rendered by Eurogenet Labs. The shares were issued at a price of $3.60 per share. Eurogenet Labs has accepted the shares in full consideration of the debt owed by our company.

We issued all of the common shares to a non U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits
10.1	Shares for Services and Subscription Agreement dated September 11, 2007 between our company and Eurogenet Labs SA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAVEX LIFE SCIENCES CORP.

By:         /s/ Harvey Lalach

Harvey Lalach
President

Date: September 27, 2007